EXHIBIT 23.1


                        CONSENT OF DELOITTE & TOUCHE LLP



INDEPENDENT AUDITORS' CONSENT


            We consent to the incorporation by reference in this Registration Statement of Micro Component Technology, Inc. on Form S-4 of our report dated August 17, 1999 (September 18, 1999, as to the second paragraph of Note 11) appearing in the Annual Report on Form 10-K, as amended, of Micro Component Technology, Inc. for the year ended June 26, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



                                       /s/DELOITTE & TOUCHE LLP


Minneapolis, Minnesota
October 20, 1999